Exhibit 99.2
Consolidated Report to the Financial Community
Fourth Quarter 2012

(Released February 25, 2013)

HIGHLIGHTS	After-Tax EPS Variance Analysis	4th Qtr.
	4Q 2011 Basic EPS - GAAP	$0.23
• Normalized non-GAAP* earnings, excluding special items, were $0.80 per basic share for the fourth quarter of 2012, compared with fourth quarter 2011 normalized non-GAAP earnings of $0.77 per basic share. GAAP results for the fourth quarter of 2012 were losses of $0.35 per basic share, compared with fourth quarter 2011 earnings of $0.23 per basic share. Normalized non-GAAP earnings for 2012, excluding special items, were $3.34 per basic share, compared with $3.64 per basic share in 2011. GAAP earnings for 2012 were $1.85 per basic share, compared with $2.22 per basic share in 2011.	Special Items - 2011	0.54
	4Q 2011 Normalized Basic EPS - Non-GAAP*	$0.77
	Distribution Deliveries	0.04
	Commodity Margin	(0.08)
	O&M Expenses	0.08
	General Taxes	0.01
	Investment Income	0.02
	Effective Income Tax Rate	(0.05)
	Other	0.01
	4Q 2012 Normalized Basic EPS - Non-GAAP*	$0.80
	Special Items - 2012	(1.15)
	4Q 2012 Basic EPS - GAAP	$(0.35)

4Q 2012 Results vs 4Q 2011

•
Distribution Deliveries - Higher distribution delivery revenues increased earnings by $0.04 per share. Electric distribution deliveries increased 252,000 MWH, or 1%, partially due to weather as heating-degree-days were 13% higher than the same period last year, but 5% below normal. Residential deliveries increased 607,000 MWH, or 5%, commercial deliveries were flat, while industrial deliveries decreased 351,000 MWH, or 3%.

*The 2012 and 2013 GAAP to non-GAAP reconciliation statements can be found on page 20 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

•	Commodity Margin EPS Summary

Commodity Margin EPS - 4Q12 vs 4Q11	Rate	Volume	Total
Contract Sales
- Direct Sales	$(0.05)	$0.07	$0.02
- Governmental Aggregation Sales	(0.06)	0.09	0.03
- Mass Market Sales	—	0.06	0.06
- POLR Sales	(0.02)	(0.06)	(0.08)
- Structured Sales	—	0.04	0.04
Subtotal - Contract Sales	$(0.13)	$0.20	$0.07
Wholesale Sales	0.02	(0.15)	(0.13)
PJM Capacity, FRR Auction Revenues	(0.19)	—	(0.19)
REC Sales	—	(0.02)	(0.02)
Fuel Expense	0.01	0.07	0.08
Purchased Power	(0.02)	(0.03)	(0.05)
Capacity Expense	0.24	(0.07)	0.17
Net Financial Sales and Purchases	0.02	—	0.02
Net MISO - PJM Transmission Cost	(0.01)	(0.02)	(0.03)
Net Increase / (Decrease)	$(0.06)	$(0.02)	$(0.08)

(a)	Contract Sales - Competitive Energy Services' (CES) contract generation sales increased by 2.2 million MWH, or 10%, and increased earnings by $0.07 per share.
The number of retail customers totaled 2.6 million at the end of 2012, an increase of nearly 800,000 customers, or 42%, from 2011. Direct sales to large commercial and industrial customers increased by 798,000 MWH, or 6%, primarily due to higher sales in central and southern Ohio. Governmental aggregation sales increased by 990,000 MWH, or 29%, primarily due to successful expansion into communities in Illinois. Mass market sales increased by 563,000 MWH, or 72%, primarily in Pennsylvania and Ohio. Structured sales increased 487,000 MWH, or 73%, due to increased municipality, cooperative, and bilateral sales. In line with FES’ strategy to realign its sales portfolio, POLR generation sales decreased by 666,000 MWH, or 15%.

CES Contract Sales - 4Q12 vs. 4Q11
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase / (Decrease)	798	990	563	(666)	487	2,172

(b) Wholesale Sales - Wholesale sales decreased by 2.4 million MWH and reduced earnings by $0.13 per share due to increased contract sales and slightly lower generation output.

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Consolidated Report to the Financial Community - 4th Quarter 2012                    2

(c) PJM Capacity - Base Residual (BR) and Fixed Resource Requirement (FRR) Auctions - Lower capacity revenues due to lower capacity prices decreased earnings by $0.19 per share.

Planning Period	RTO	ATSI
Price Per Megawatt-Day	BR	FRR
June 2011 - May 2012	$110.00	$108.89
June 2012 - May 2013	$16.46	$20.46

(d) Renewable Energy Credit (REC) Sales - Fewer REC sales decreased earnings by $0.02 per share.

(e)
Fuel Expense - Total generation output decreased 193,000 MWH, or 1%. Increased nuclear output in the generation mix lowered fuel expenses and increased earnings by $0.08 per share. Fossil generation output decreased by 1.5 million MWH, primarily resulting from lower output associated with the deactivated units, reliability must run (RMR) units designated by PJM, and temporary operational changes at the Sammis plant. Nuclear output increased by 1.3 million MWH, primarily due to a 32-day refueling outage at Beaver Valley Unit 2 in the fourth quarter of 2012 compared with a 66-day mid-cycle outage at Davis-Besse and a 17-day forced outage at Perry in the fourth quarter of 2011.

(f) Purchased Power - Power purchases increased by 595,000 MWH and reduced earnings by $0.05 per share. The increase was primarily due to economic purchases associated with the operational changes at the Sammis plant.
(g) Capacity Expense - Lower capacity prices more than offset CES' increased retail sales obligations, increasing earnings by $0.17 per share.
(h ) Net Financial Sales and Purchases - Net financial hedges, associated with CES' sales and generation portfolio, increased earnings by $0.02 per share.
(i) Net MISO-PJM Transmission Cost - Higher transmission expenses, primarily due to higher network expenses and increased retail sales, decreased earnings by $0.03 per share.

•	O&M Expenses - Lower O&M expenses increased earnings by $0.08 per share.

(a)
Lower Regulated Distribution expenses, net of storm deferrals, increased earnings by $0.05 per share, as the deployment of more than 10,000 FirstEnergy employees assigned to Hurricane Sandy restoration work resulted in a shift in labor and other than labor costs from normal operation and maintenance activities to capital. Total storm restoration costs in the fourth quarter of 2012, primarily associated with Hurricane Sandy, totaled $860 million. Of the total cost, $485 million was devoted to capital work, $198 million for asset removal costs, and $177 million in O&M expenses. A total of $356 million is subject to regulatory accounting, resulting in a $19 million increase in net O&M

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Consolidated Report to the Financial Community - 4th Quarter 2012                    3

expenses, or $0.03 per share. Storm cost details by state are shown in Recent Developments under Operational Matters on page 22.

(b)	Lower CES O&M expenses increased earnings by $0.03 per share, due to lower expenses at both fossil and nuclear operations.

•	General Taxes - Lower general taxes increased earnings by $0.01 per share, due to lower gross receipts, KWH and franchise taxes, partially offset by higher property taxes.

•	Investment Income - Higher nuclear decommissioning trust income increased earnings by $0.02 per share, primarily due to a rebalancing of a portion of the portfolio.

•
Effective Income Tax Rate - A higher effective income tax rate decreased earnings by $0.05 per share, principally due to the reversal of tax valuation allowances for previously established state income tax benefits in the fourth quarter of 2011.

•	Special Items - The following special items were recognized during the fourth quarter of 2012:

Special Items		EPS
Mark-to-market adjustments
- Pension / OPEB actuarial assumptions		$0.91
- Other		(0.03)
Regulatory charges		0.02
Trust securities impairment		0.01
Income tax legislative changes		0.02
Merger transaction / integration costs		0.02
Impact of non-core asset sales / impairments		0.04
Plant closing costs		0.12
Restructuring costs		0.01
Merger accounting - commodity contracts		0.03
	Total	$1.15

2013 Earnings Guidance
Normalized non-GAAP* earnings guidance, excluding special items, is $2.85 to $3.15 per basic share.

*The 2012 and 2013 GAAP to non-GAAP reconciliation statements can be found on page 20 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

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Consolidated Report to the Financial Community - 4th Quarter 2012                    4

FirstEnergy Corp.
Consolidated Statements of Income
(In millions, except for per share amounts)

		Three Months Ended December 31			Twelve Months Ended December 31
		2012	2011	Change	2012	2011	Change
	Revenues
(1)	Regulated distribution	$2,040	$2,243	$(203)	$8,897	$9,740	$(843)
(2)	Regulated transmission	183	184	(1)	740	660	80
(3)	Competitive energy services	1,501	1,704	(203)	6,674	7,062	(388)
(4)	Other and reconciling adjustments	(224)	(271)	47	(1,008)	(1,315)	307
(5)	Total Revenues	3,500	3,860	(360)	15,303	16,147	(844)

	Expenses
(6)	Fuel	638	597	41	2,471	2,317	154
(7)	Purchased power	877	1,188	(311)	4,237	4,875	(638)
(8)	Other operating expenses	1,165	928	237	3,769	3,964	(195)
(9)	Pensions and OPEB mark-to-market	609	507	102	609	507	102
(10)	Provision for depreciation	287	283	4	1,124	1,066	58
(11)	Deferral of storm costs	(327)	(63)	(264)	(375)	(145)	(230)
(12)	Amortization of regulatory assets, net	61	48	13	307	474	(167)
(13)	General taxes	224	230	(6)	985	978	7
(14)	Impairment of long lived assets	—	372	(372)	—	413	(413)
(15)	Total Expenses	3,534	4,090	(556)	13,127	14,449	(1,322)
(16)	Operating Income (Loss)	(34)	(230)	196	2,176	1,698	478

	Other Income (Expense)
(17)	Gain on partial sale of Signal Peak	—	569	(569)	—	569	(569)
(18)	Investment income	14	14	—	77	114	(37)
(19)	Interest expense	(251)	(245)	(6)	(1,001)	(1,008)	7
(20)	Capitalized interest	18	15	3	72	70	2
(21)	Total Other Income (Expense)	(219)	353	(572)	(852)	(255)	(597)

(22)	Income (Loss) Before Income Taxes	(253)	123	(376)	1,324	1,443	(119)
(23)	Income taxes (benefits)	(105)	24	(129)	553	574	(21)
(24)	Net Income (Loss)	(148)	99	(247)	771	869	(98)
(25)	Income (loss) attributable to noncontrolling interest	—	1	(1)	1	(16)	17
(26)	Earnings (Loss) Available to FirstEnergy Corp.	$(148)	$98	$(246)	$770	$885	$(115)

(27)	Earnings (Loss) Per Share of Common Stock
(28)	Basic	$(0.35)	$0.23	$(0.58)	$1.85	$2.22	$(0.37)
(29)	Diluted	$(0.35)	$0.23	$(0.58)	$1.84	$2.21	$(0.37)
(30)	Weighted Average Number of
(31)	Common Shares Outstanding
(32)	Basic	418	418	—	418	399	19
(33)	Diluted	419	420	(1)	419	401	18

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Consolidated Report to the Financial Community - 4th Quarter 2012                    5

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Three Months Ended December 31, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,006	$183	1,245	—	$3,434
(2)	Other	34	—	76	(44)	66
(3)	Internal	—	—	180	(180)	—
(4)	Total Revenues	2,040	183	1,501	(224)	3,500

	Expenses
(5)	Fuel	90	—	548	—	638
(6)	Purchased power	814	—	241	(178)	877
(7)	Other operating expenses	714	36	458	(43)	1,165
(8)	Pensions and OPEB mark-to-market	392	2	215	—	609
(9)	Provision for depreciation	142	30	106	9	287
(10)	Deferral of storm costs	(322)	(5)	—	—	(327)
(11)	Amortization of regulatory assets, net	60	1	—	—	61
(12)	General taxes	163	11	48	2	224
(13)	Total Expenses	2,053	75	1,616	(210)	3,534
(14)	Operating Income (Loss)	(13)	108	(115)	(14)	(34)

	Other Income (Expense)
(15)	Investment income	22	—	18	(26)	14
(16)	Interest expense	(135)	(22)	(75)	(19)	(251)
(17)	Capitalized interest	3	1	10	4	18
(18)	Total Other Expense	(110)	(21)	(47)	(41)	(219)

(19)	Income (Loss) Before Income Taxes	(123)	87	(162)	(55)	(253)
(20)	Income taxes	(60)	32	(82)	5	(105)
(21)	Net Income (Loss)	(63)	55	(80)	(60)	(148)
(22)	Income attributable to noncontrolling interest	—	—	—	—	—
(23)	Earnings (Loss) Available to FirstEnergy Corp.	$(63)	$55	$(80)	$(60)	$(148)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 4th Quarter 2012                    6

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Three Months Ended December 31, 2011

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,206	$184	1,363	—	$3,753
(2)	Other	38	—	80	(22)	96
(3)	Internal	(1)	—	261	(249)	11
(4)	Total Revenues	2,243	184	1,704	(271)	3,860
	Expenses
(5)	Fuel	79	—	518	—	597
(6)	Purchased power	1,050	—	386	(248)	1,188
(7)	Other operating expenses	431	27	497	(27)	928
(8)	Pensions and OPEB mark-to-market	290	2	215	—	507
(9)	Provision for depreciation	140	30	108	5	283
(10)	Deferral of storm costs	(63)	—	—	—	(63)
(11)	Amortization of regulatory assets, net	49	(1)	—	—	48
(12)	General taxes	166	10	50	4	230
(13)	Impairment of long-lived assets	87	—	285	—	372
(14)	Total Expenses	2,229	68	2,059	(266)	4,090
(15)	Operating Income (Loss)	14	116	(355)	(5)	(230)
	Other Income (Expense)
(16)	Gain on partial sale of Signal Peak	—	—	569	—	569
(17)	Investment income	23	—	7	(16)	14
(18)	Interest expense	(135)	(23)	(72)	(15)	(245)
(19)	Capitalized interest	4	—	9	2	15
(20)	Total Other Income (Expense)	(108)	(23)	513	(29)	353

(21)	Income (Loss) Before Income Taxes	(94)	93	158	(34)	123
(22)	Income taxes (benefits)	(35)	35	59	(35)	24
(23)	Net Income (Loss)	(59)	58	99	1	99
(24)	Income attributable to noncontrolling interest	—	—	—	1	1
(25)	Earnings (Loss) Available to FirstEnergy Corp.	$(59)	$58	$99	$—	$98

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 4th Quarter 2012                    7

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Three Months Ended December 31, 2012 vs. Three Months Ended December 31, 2011

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$(200)	$(1)	(118)	—	$(319)
(2)	Other	(4)	—	(4)	(22)	(30)
(3)	Internal revenues	1	—	(81)	69	(11)
(4)	Total Revenues	(203)	(1)	(203)	47	(360)
	Expenses
(5)	Fuel	11	—	30	—	41
(6)	Purchased power	(236)	—	(145)	70	(311)
(7)	Other operating expenses	283	9	(39)	(16)	237
(8)	Pension and OPEB mark-to-market	102	—	—	—	102
(9)	Provision for depreciation	2	—	(2)	4	4
(10)	Deferral of storm costs	(259)	(5)	—	—	(264)
(11)	Amortization of regulatory assets, net	11	2	—	—	13
(12)	General taxes	(3)	1	(2)	(2)	(6)
(13)	Impairment of long-lived assets	(87)	—	(285)	—	(372)
(14)	Total Expenses	(176)	7	(443)	56	(556)
(15)	Operating Income	(27)	(8)	240	(9)	196

	Other Income (Expense)
(16)	Gain on partial sale of Signal Peak	—	—	(569)	—	(569)
(17)	Investment income	(1)	—	11	(10)	—
(18)	Interest expense	—	1	(3)	(4)	(6)
(19)	Capitalized interest	(1)	1	1	2	3
(20)	Total Other Income (Expense)	(2)	2	(560)	(12)	(572)

(21)	Income (Loss) Before Income Taxes	(29)	(6)	(320)	(21)	(376)
(22)	Income taxes	(25)	(3)	(141)	40	(129)
(23)	Net Income (Loss)	(4)	(3)	(179)	(61)	(247)
(24)	Income (loss) attributable to noncontrolling interest	—	—	—	(1)	(1)
(25)	Earnings (Loss) Available to FirstEnergy Corp.	$(4)	$(3)	$(179)	$(60)	$(246)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 4th Quarter 2012                    8

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Year Ended December 31, 2012

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$8,733	$740	5,497	—	$14,970
(2)	Other	164	—	311	(144)	331
(3)	Internal	—	—	866	(864)	2
(4)	Total Revenues	8,897	740	6,674	(1,008)	15,303
	Expenses
(5)	Fuel	263	—	2,208	—	2,471
(6)	Purchased power	3,801	—	1,298	(862)	4,237
(7)	Other operating expenses	1,963	132	1,849	(175)	3,769
(8)	Pension and OPEB mark-to-market	392	2	215	—	609
(9)	Provision for depreciation	558	118	414	34	1,124
(10)	Deferral of storm costs	(370)	(5)	—	—	(375)
(11)	Amortization of regulatory assets, net	305	2	—	—	307
(12)	General taxes	706	44	210	25	985
(13)	Total Expenses	7,618	293	6,194	(978)	13,127
(14)	Operating Income	1,279	447	480	(30)	2,176

	Other Income (Expense)
(15)	Investment income	84	1	66	(74)	77
(16)	Interest expense	(540)	(92)	(284)	(85)	(1,001)
(17)	Capitalized interest	12	3	44	13	72
(18)	Total Other Expense	(444)	(88)	(174)	(146)	(852)

(19)	Income Before Income Taxes	835	359	306	(176)	1,324
(20)	Income taxes	295	133	91	34	553
(21)	Net Income	540	226	215	(210)	771
(22)	Income attributable to noncontrolling interest	—	—	—	1	1
(23)	Earnings Available to FirstEnergy Corp.	$540	$226	$215	$(211)	$770

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 4th Quarter 2012                    9

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Year Ended December 31, 2011

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$9,544	$660	5,462	—	$15,666
(2)	Other	196	—	363	(145)	414
(3)	Internal	—	—	1,237	(1,170)	67
(4)	Total Revenues	9,740	660	7,062	(1,315)	16,147
	Expenses
(5)	Fuel	268	—	2,049	—	2,317
(6)	Purchased power	4,667	—	1,380	(1,172)	4,875
(7)	Other operating expenses	1,669	113	2,256	(74)	3,964
(8)	Pension and OPEB mark-to-market	290	2	215	—	507
(9)	Provision for depreciation	523	104	415	24	1,066
(10)	Deferral of storm costs	(145)	—	—	—	(145)
(11)	Amortization of regulatory assets, net	468	6	—	—	474
(12)	General taxes	717	40	200	21	978
(13)	Impairment of long-lived assets	87	—	315	11	413
(14)	Total Expenses	8,544	265	6,830	(1,190)	14,449
(15)	Operating Income	1,196	395	232	(125)	1,698
	Other Income (Expense)
(16)	Gain on partial sale of Signal Peak	—	—	569	—	569
(17)	Investment income	99	—	56	(41)	114
(18)	Interest expense	(530)	(89)	(298)	(91)	(1,008)
(19)	Capitalized interest	10	2	40	18	70
(20)	Total Other Income (Expense)	(421)	(87)	367	(114)	(255)

(21)	Income Before Income Taxes	775	308	599	(239)	1,443
(22)	Income taxes	287	114	222	(49)	574
(23)	Net Income	488	194	377	(190)	869
(24)	Loss attributable to noncontrolling interest	—	—	—	(16)	(16)
(25)	Earnings Available to FirstEnergy Corp.	$488	$194	$377	$(174)	$885

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2012                    10

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Twelve Months Ended December 31, 2012 vs. Twelve Months Ended December 31, 2011

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$(811)	$80	35	—	$(696)
(2)	Other	(32)	—	(52)	1	(83)
(3)	Internal revenues	—	—	(371)	306	(65)
(4)	Total Revenues	(843)	80	(388)	307	(844)
	Expenses
(5)	Fuel	(5)	—	159	—	154
(6)	Purchased power	(866)	—	(82)	310	(638)
(7)	Other operating expenses	294	19	(407)	(101)	(195)
(8)	Pension and OPEB mark-to-market	102	—	—	—	102
(9)	Provision for depreciation	35	14	(1)	10	58
(10)	Deferral of storm costs	(225)	(5)	—	—	(230)
(11)	Amortization of regulatory assets, net	(163)	(4)	—	—	(167)
(12)	General taxes	(11)	4	10	4	7
(13)	Impairment of long-lived assets	(87)	—	(315)	(11)	(413)
(14)	Total Expenses	(926)	28	(636)	212	(1,322)
(15)	Operating Income	83	52	248	95	478

	Other Income (Expense)
(16)	Gain on partial sale of Signal Peak	—	—	(569)	—	(569)
(17)	Investment income	(15)	1	10	(33)	(37)
(18)	Interest expense	(10)	(3)	14	6	7
(19)	Capitalized interest	2	1	4	(5)	2
(20)	Total Other Income (Expense)	(23)	(1)	(541)	(32)	(597)

(21)	Income Before Income Taxes	60	51	(293)	63	(119)
(22)	Income taxes	8	19	(131)	83	(21)
(23)	Net Income (Loss)	52	32	(162)	(20)	(98)
(24)	Income (loss) attributable to noncontrolling interest	—	—	—	17	17
(25)	Earnings (Loss) Available to FirstEnergy Corp.	$52	$32	$(162)	$(37)	$(115)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2012                    11

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	Dec. 31, 2012	Dec. 31, 2011
Current Assets:
Cash and cash equivalents	$172	$202
Receivables	1,929	1,794
Other	1,667	1,359
Total Current Assets	3,768	3,355

Property, Plant and Equipment	32,903	30,337
Investments	3,194	3,522
Deferred Charges and Other Assets	10,541	10,112
Total Assets	$50,406	$47,326

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,999	$1,621
Short-term borrowings	1,969	—
Accounts payable	1,599	1,174
Other	2,038	2,060
Total Current Liabilities	7,605	4,855

Capitalization:
Total equity	13,093	13,299
Long-term debt and other long-term obligations	15,179	15,716
Total Capitalization	28,272	29,015
Noncurrent Liabilities	14,529	13,456
Total Liabilities and Capitalization	$50,406	$47,326

General Information
	Three Months Ended December 31		Years Ended December 31
	2012	2011	2012	2011
Debt redemptions	$(70)	$(328)	$(940)	$(1,909)
New long-term debt issues	$90	$1	$750	$604
Short-term borrowings increase (decrease)	$365	$—	$1,969	$(700)
Property additions	$992	$665	$2,678	$2,129

Adjusted Capitalization
	As of December 31		As of December 31
	2012	% Total	2011	% Total
Total Equity (GAAP)	$13,093	38%	$13,299	40%
Long-term Debt and Other Long-term Obligations	15,179	43%	15,716	46%
Currently Payable Long-term Debt	1,999	6%	1,621	5%
Short-term Borrowings	1,969	6%	—	—%
Adjustments:
Operating Lease Debt Equivalent*	1,538	4%	2,124	6%
Post-Retirement Benefit Obligations**	1,865	5%	1,702	5%
Less Securitization Debt	(736)	-2%	(790)	-2%

Adjusted capitalization (Non-GAAP)	$34,907	100%	$33,672	100%

* Present value of future operating lease payments using a discount rate of 7%
** After-tax unfunded Pension/OPEB PBO Liability

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2012                    12

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended		Years Ended
	December 31		December 31
	2012	2011	2012	2011
Cash flows from operating activities
Net income	$(148)	$99	$771	$869
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and deferral / amortization of regulatory assets, net	22	268	1,056	1,395
Asset removal costs charged to income	180	29	203	55
Nuclear fuel and lease amortization	47	49	210	201
Deferred purchased power and other costs	(24)	(56)	(238)	(278)
Deferred income taxes and investment tax credits	(65)	102	647	798
Deferred rents and lease market valuation liability	(42)	(32)	(104)	(49)
Pension and OPEB mark-to-market	609	507	609	507
Retirement benefits	(30)	(90)	(127)	(151)
Commodity derivative transactions, net	(15)	(5)	(95)	(27)
Pension trust contribution	—	3	(600)	(372)
Impairments of long-lived assets	(10)	354	—	413
Cash collateral paid, net	19	(13)	16	(79)
Change in working capital and other	501	(381)	(28)	(219)
Cash flows provided from operating activities	1,044	834	2,320	3,063
Cash flows provided from (used for) financing activities	145	(522)	807	(2,924)
Cash flows used for investing activities	(1,167)	(401)	(3,157)	(956)
Net change in cash and cash equivalents	$22	$(89)	$(30)	$(817)

Liquidity position as of January 31, 2013

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	May 2017	$2,000	$776
FES / AE Supply	Revolving	May 2017	2,500	2,488
FirstEnergy Transmission, LLC (FET)(2)	Revolving	May 2017	1,000	—
Allegheny Generating Company (AGC)	Revolving	Dec. 2013	50	15
(1) FirstEnergy Corp. and subsidiary borrowers		Subtotal:	$5,550	$3,279
(2) Includes FET, American Transmission Systems, Incorporated (ATSI), and Trans-Allegheny Interstate Line Company, (TrAIL)		Cash:	—	61
		Total:	$5,550	$3,340

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2012                    13

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended December 31			Twelve Months Ended December 31*
(MWH in thousand)		2012	2011	Change	2012	2011	Change

Ohio	- Residential	4,295	3,995	7.5%	17,646	17,833	-1.0%
	- Commercial	3,635	3,728	-2.5%	15,364	15,544	-1.2%
	- Industrial	4,639	4,843	-4.2%	20,257	20,289	-0.2%
	- Other	80	88	-9.1%	331	346	-4.3%
	Total Ohio	12,649	12,654	0.0%	53,598	54,012	-0.8%
Pennsylvania	- Residential	4,599	4,466	3.0%	18,548	17,721	4.7%
	- Commercial	3,095	3,037	1.9%	12,618	11,855	6.4%
	- Industrial	4,901	4,990	-1.8%	20,247	19,430	4.2%
	- Other	30	31	-3.2%	122	118	3.4%
	Total Pennsylvania	12,625	12,524	0.8%	51,535	49,124	4.9%
New Jersey	- Residential	1,976	1,940	1.9%	9,391	9,697	-3.2%
	- Commercial	2,150	2,187	-1.7%	9,015	9,282	-2.9%
	- Industrial	500	548	-8.8%	2,320	2,413	-3.9%
	- Other	21	22	-4.5%	87	89	-2.2%
	Total New Jersey	4,647	4,697	-1.1%	20,813	21,481	-3.1%
Maryland	- Residential	813	758	7.3%	3,136	2,581	21.5%
	- Commercial	499	481	3.7%	2,060	1,716	20.0%
	- Industrial	365	367	-0.5%	1,595	1,288	23.8%
	- Other	4	4	0.0%	17	14	21.4%
	Total Maryland	1,681	1,610	4.4%	6,808	5,599	21.6%
West Virginia	- Residential	1,376	1,293	6.4%	5,272	4,257	23.8%
	- Commercial	882	822	7.3%	3,588	2,920	22.9%
	- Industrial	1,233	1,241	-0.6%	4,959	4,161	19.2%
	- Other	7	7	0.0%	28	24	16.7%
	Total West Virginia	3,498	3,363	4.0%	13,847	11,362	21.9%
Total Residential		13,059	12,452	4.9%	53,993	52,089	3.7%
Total Commercial		10,261	10,255	0.1%	42,645	41,317	3.2%
Total Industrial		11,638	11,989	-2.9%	49,378	47,581	3.8%
Total Other		142	152	-6.6%	585	591	-1.0%

Total Companies Distribution Deliveries		35,100	34,848	0.7%	146,601	141,578	3.5%

* Includes the Allegheny Energy, Inc. (AE) companies for 12 months in 2012 and 10 months in 2011

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2012                    14

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended December 31			Twelve Months Ended December 31
	2012	2011	Normal	2012	2011	Normal
Composite Heating-Degree-Days	1,842	1,633	1,929	4,631	5,124	5,462
Composite Cooling-Degree-Days	13	5	12	1,149	1,148	918

Shopping Statistics	Three Months Ended December 31		Years Ended December 31
	2012	2011	2012	2011

OE	77%	74%	76%	73%
Penn	64%	61%	64%	58%
CEI	85%	83%	85%	82%
TE	77%	73%	75%	73%
JCP&L	53%	49%	50%	44%
Met-Ed	64%	54%	61%	47%
Penelec	69%	61%	67%	55%
MP	N/A	N/A	N/A	N/A
PE(1)	46%	43%	46%	41%
WP	62%	55%	59%	48%

(1) Represents Maryland only.

Competitive Operating Statistics*	Three Months Ended December 31		Twelve Months Ended December 31
	2012	2011	2012	2011
Ongoing Generation Capacity Factors:
Nuclear	91%	77%	91%	85%
Fossil - Baseload	64%	66%	64%	68%
Fossil - Load Following	27%	25%	36%	44%

Ongoing Generation Fuel Rate:
Nuclear	$7.79	$7.97	$7.60	$7.52
Fossil	$28	$28	$28	$27
Total Fleet	$21	$22	$21	$21

Ongoing Generation Output Mix:
Nuclear	35%	29%	35%	31%
Fossil - Baseload	54%	60%	53%	53%
Fossil - Load Following	5%	8%	6%	13%
Peaking/CT/Hydro	6%	2%	6%	2%

* All competitive units excluding recently deactivated plants; includes units receiving RMR payments effective Sept. 1, 2012.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2012                    15

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended December 31			Twelve Months Ended December 31*
Contract Sales	2012	2011	Change	2012	2011	Change
POLR
- OH	1,084	1,046	38	5,833	6,922	(1,089)
- PA	1,999	2,623	(624)	9,173	12,451	(3,278)
- MD	688	768	(80)	2,921	2,445	476
Total POLR	3,771	4,437	(666)	17,927	21,818	(3,891)

Structured Sales
- Bilaterals	702	561	141	2,925	1,699	1,226
- Muni/Co-op	452	106	346	1,812	1,289	523
Total Structured Sales	1,154	667	487	4,737	2,988	1,749

Direct - LCI
- OH	7,017	6,135	882	27,916	22,974	4,942
- PA	3,898	4,025	(127)	15,843	14,728	1,115
- NJ	214	368	(154)	1,156	1,646	(490)
- MI	588	538	50	2,346	1,979	367
- IL	719	716	3	3,104	2,947	157
- MD	229	148	81	818	632	186
Total Direct - LCI	12,665	11,930	735	51,183	44,906	6,277

Direct - MCI
- OH	533	541	(8)	2,250	1,885	365
- PA	277	230	47	1,055	786	269
- IL	24	—	24	38	—	38
- MD	—	—	—	2	—	2
Total Direct - MCI	834	771	63	3,345	2,671	674

Aggregation
- OH	3,622	3,460	162	16,022	15,779	243
- IL	832	4	828	1,265	7	1,258
Total Aggregation	4,454	3,464	990	17,287	15,786	1,501
Mass Market
- OH	391	214	177	1,486	743	743
- PA	923	567	356	3,639	1,191	2,448
- IL	10	2	8	35	2	33
- MD	22	—	22	52	—	52
Total Mass Market	1,346	783	563	5,212	1,936	3,276

Total Contract Sales	24,224	22,052	2,172	99,691	90,105	9,586

Wholesale Sales
- Spot	581	3,019	(2,438)	4,074	16,792	(12,718)
Total Wholesale Sales	581	3,019	(2,438)	4,074	16,792	(12,718)

Purchased Power**
- Bilaterals	575	692	(117)	1,820	2,998	(1,178)
- Spot	2,888	2,176	712	10,514	10,635	(121)
Total Purchased Power	3,463	2,868	595	12,334	13,633	(1,299)

Generation Output**
- Fossil	14,818	16,269	(1,451)	64,668	66,658	(1,990)
- Nuclear	8,054	6,796	1,258	31,839	29,835	2,004
Total Generation Output	22,872	23,065	(193)	96,507	96,493	14

*Includes AE Supply for 12 months in 2012 and 10 months in 2011
**Actual MWH - includes generation from plants recently deactivated and planned to be deactivated

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2012                    16

FirstEnergy Corp.
Special Items - By Segment
(In millions)

			Competitive
	Regulated	Regulated	Energy
Special Items - Three Months Ended December 31, 2012	Distribution	Transmission	Services	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(11)	$(3)	$—	$—	$(14)
Trust securities impairment	—	—	(7)	—	(7)
Merger transaction/integration costs	(1)	—	—	—	(1)
Impact of non-core asset sales/impairments	(18)	—	(9)	(14)	(41)
Mark-to-market adjustments
Pension/OPEB actuarial assumptions	(406)	(2)	(215)	—	(623)
Other	—	—	24	—	24
Merger accounting - commodity contracts	(2)	—	(20)	—	(22)
Debt redemption costs	—	—	(1)	—	(1)
Restructuring	(5)	—	(5)	—	(10)
Plant closing costs	(6)	—	(77)	—	(83)
Subtotal	(449)	(5)	(310)	(14)	(778)
Income tax legislative changes	—	—	—	(7)	(7)
Income taxes	164	2	119	18	303
After-Tax Effect	$(285)	$(3)	$(191)	$(3)	$(482)

			Competitive
	Regulated	Regulated	Energy
Special Items - Three Months Ended December 31, 2011	Distribution	Transmission	Services	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(2)	$—	$—	$—	$(2)
Trust securities impairment	—	—	(1)	—	(1)
Merger transaction/integration costs	(2)	—	(2)	(1)	(5)
Impact of non-core asset sales/impairments	—	—	526	(3)	523
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	(291)	(2)	(214)	—	(507)
Other	—	—	23	—	23
Merger accounting - commodity contracts	(2)	—	(49)	—	(51)
Generating plant charges	(87)	—	(247)	—	(334)
Subtotal	(384)	(2)	36	(4)	(354)
Income tax legislative changes	—	—	—	(26)	(26)
Income taxes	142	1	(13)	27	157
After-Tax Effect	$(242)	$(1)	$23	$(3)	$(223)

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2012                    17

FirstEnergy Corp.
Special Items - By Segment
(In millions)

			Competitive
	Regulated	Regulated	Energy
Special Items - Twelve Months Ended December 31, 2012	Distribution	Transmission	Services	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(50)	$(3)	$—	$—	$(53)
Trust securities impairment	(1)	—	(14)	—	(15)
Merger transaction/integration costs	(4)	—	(3)	—	(7)
Impact of non-core asset sales/impairments	(17)	—	(5)	(15)	(37)
Mark-to-market adjustments
Pension/OPEB actuarial assumptions	(406)	(2)	(215)	—	(623)
Other	—	—	75	—	75
Merger accounting - commodity contracts	(7)	—	(85)	—	(92)
Debt redemption costs	—	—	(2)	—	(2)
Restructuring	(5)	—	(6)	—	(11)
Plant closing costs	(22)	—	(168)	—	(190)
Subtotal	(512)	(5)	(423)	(15)	(955)
Income tax legislative changes	—	—	—	(34)	(34)
Income taxes	188	2	160	17	367
After-Tax Effect	$(324)	$(3)	$(263)	$(32)	$(622)

			Competitive
	Regulated	Regulated	Energy
Special Items - Twelve Months Ended December 31, 2011	Distribution	Transmission	Services	Other	Consolidated
Pre-Tax Items:
Regulatory charges	$(26)	$—	$—	$(10)	$(36)
Trust securities impairment	(2)	—	(17)	—	(19)
Merger transaction/integration costs	(78)	(4)	(100)	(2)	(184)
Impact of non-core asset sales/impairments	—	—	504	(30)	474
Mark-to-market adjustments
Pension/OPEB actuarial assumptions	(291)	(2)	(214)	—	(507)
Other	—	—	(14)	—	(14)
Merger accounting - commodity contracts	(6)	—	(161)	—	(167)
Litigation resolution	2	—	(10)	(29)	(37)
Debt redemption costs	—	—	(1)	(2)	(3)
Generating plant charges	(87)	—	(247)	—	(334)
Subtotal	(488)	(6)	(260)	(73)	(827)
Income tax legislative changes	—	—	—	(26)	(26)
Income taxes	181	2	96	7	286
After-Tax Effect	$(307)	$(4)	$(164)	$(92)	$(567)

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2012                    18

FirstEnergy Corp.
Special Items - Consolidated
(In millions, except for per share amounts)

Special Items
	Three Months Ended		Years Ended
	December 31		December 31
	2012	2011	2012	2011
Pre-tax Items - Income Increase (Decrease)
Regulatory charges (a)	$(14)	$(2)	$(53)	$(36)
Trust securities impairment (b)	(7)	(1)	(15)	(19)
Merger transaction/integration costs (c)	(1)	(5)	(7)	(184)
Impact of non-core asset sales/impairments (d)	(41)	523	(37)	474
Mark-to-market adjustments
Pension/OPEB actuarial assumptions (e)	(623)	(507)	(623)	(507)
Other (f)	24	23	75	(14)
Merger accounting - commodity contracts (g)	(22)	(51)	(92)	(167)
Generating plant charges (h)	—	(334)	—	(334)
Litigation resolution (i)	—	—	—	(37)
Restructuring (j)	(10)	—	(11)	—
Plant closing costs (k)	(83)	—	(190)	—
Debt redemption costs (l)	(1)	—	(2)	(3)
Total-Pretax Items	$(778)	$(354)	$(955)	$(827)
Income tax legislative changes	(7)	(26)	(34)	(26)
EPS Effect	$(1.15)	$(0.54)	$(1.49)	$(1.42)

(a)
For YTD 2012, $43 million included in "Other operating expenses"; $4 million included in Revenues; $6 million included in "Amortization of regulatory assets, net". For YTD 2011, $17 million included in "Amortization of regulatory assets, net"; $13 million included in "Other operating expenses"; $6 million included in "Revenues".

(b)	Included in "Investment income"
(c)	For YTD 2012, included in "Other operating expenses". For YTD 2011, $176 million included in "Other operating expenses"; $8 million included in "Fuel".
(d)
For YTD 2012, ($17) million included in "Revenues"; $37 million included in "Investment income"; $17 million in "Other operating expenses. For YTD 2011, $(569) million in "Gain on partial sale of Signal Peak"; $79 million included in "Impairment of long-lived assets"; $8 million included in "Revenues"; and $8 million includes in "Other Operating expenses".

(e)	For YTD 2012, $609 included in "Pension and OPEB mark-to-market"; $14 million included in "Other operating expenses". For YTD 2011, Included in "Pensions and OPEB mark-to-market"
(f)	Included in "Other operating expenses"
(g)
For YTD 2012, $42 million included in "Fuel"; $43 million included in "Revenues"; $9 million included in "Purchased Power"; $(2) million included in "Other operating expenses". For YTD 2011 $49 million included in "Fuel"; $58 million included in "Revenues"; $60 million included in "Other operating expenses".

(h)	Included in "Impairment of long-lived assets"
(i)
For YTD 2011, $29 million included in "Other operating expenses"; $22 million included in "Revenues"; ($9) million included in "Amortization of regulatory assets, net"; ($5) million included in "Purchased Power".

(j)	Included in "Other operating expenses"
(k)
For YTD 2012, ($9) million included in "Revenues", $264 million included in "Fuel", ($154) million included in Purchased Power, $81 million included in "Other operating expenses"; and $8 million included in General Taxes.

(l)	Included in "Interest expense"

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2012                    19

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	Three Months Ended		Years Ended		Estimate
	December 31		December 31		for Year
	2012	2011	2012	2011	2013

Basic EPS (GAAP basis)	$(0.35)	$0.23	$1.85	$2.22	$2.55 - $2.85
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.91	0.74	0.91	0.78	—
Other	(0.03)	(0.03)	(0.11)	0.02	—
Regulatory charges	0.02	—	0.08	0.05	0.06
Trust securities impairment	0.01	—	0.02	0.03	—
Income tax legislative changes	0.02	0.06	0.08	0.07	—
Merger transaction/integration costs	0.02	0.01	0.04	0.41	—
Impact of non-core asset sales/impairments	0.04	(0.81)	0.03	(0.78)	0.08
Plant closing costs	0.12	—	0.29	—	0.01
Restructuring costs	0.01	—	0.02	—	0.01
Merger accounting - commodity contracts	0.03	0.08	0.13	0.26	0.08
Generating plant charges	—	0.49	—	0.52	—
Litigation resolution	—	—	—	0.06	—
Debt redemption costs	—	—	—	—	0.06
Basic EPS (Non-GAAP basis)	$0.80	$0.77	$3.34	$3.64	$2.85 - $3.15

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Consolidated Report to the Financial Community - 4th Quarter 2012                    20

Recent Developments

Financial Matters
Dividend
On December 18, 2012, the Board of Directors of FirstEnergy Corp. (FirstEnergy or FE) declared an unchanged quarterly dividend of $0.55 per share of outstanding FE common stock. The dividend is payable March 1, 2013, to shareholders of record as of February 7, 2013.

Financing Activities
On October 10, 2012, the Public Utilities Commission of Ohio (PUCO) approved an application to securitize certain deferred costs with certain modifications for Ohio Edison Company, The Cleveland Electric Illuminating Company, and The Toledo Edison Company (Ohio Companies). The Ohio Companies filed an application for rehearing on November 9, 2012, which was granted on December 19, 2012. The PUCO issued an additional entry on January 9, 2013, and the financing order, as modified, became final on February 18, 2013.

On December 3, 2012, FirstEnergy Generation, LLC (FG) and FirstEnergy Nuclear Generation, LLC (NG) remarketed $40 million and $56 million, respectively, of pollution control revenue bonds (PCRBs) previously held by the companies. The entire $96 million was remarketed in a variable-rate mode with a 3-year letter of credit. On December 3, 2012, FG refinanced an additional $26 million of PCRBs with a mandatory put date of December 3, 2018 at 2.55%.

On December 3, 2012, NG repurchased lessor equity interests in Ohio Edison Company's existing sale and leaseback of Beaver Valley Unit 2 for approximately $21.5 million.

On December 31, 2012, FirstEnergy extended the stated maturity of a $150 million variable-rate term loan from April 7, 2013 to December 31, 2014.

Leadership Changes in Finance Group
On December 18, 2012, FirstEnergy announced several leadership changes in its Finance group designed to expand roles and responsibilities for key executives as part of its succession planning strategy. Effective January 1, 2013, Mark T. Clark, executive vice president and chief financial officer (CFO), was elected executive vice president, Finance and Strategy. James F. Pearson, senior vice president and treasurer, was elected senior vice president and CFO. Steven R. Staub, executive director and assistant treasurer, was elected vice president and treasurer.

On February 19, 2013, FirstEnergy's Board elected K. Jon Taylor vice president, controller and chief accounting officer effective May 1, 2013, succeeding Harvey L. Wagner, who has elected to retire.

Operational Matters
Natural Gas Combustion Turbines at Eastlake
On November 5, 2012, FirstEnergy and American Municipal Power, Inc. (AMP) entered into a non-binding memorandum of understanding (MOU) to site, build and operate a natural gas peaking facility located on the grounds of FirstEnergy's existing Eastlake Plant in Eastlake, Ohio. The proposed project is subject to regulatory approval. As part of the non-binding MOU, FirstEnergy would supervise construction of the four combustion turbine units that are capable of producing 873 MW. AMP will provide the construction financing and own 75 percent of the generation output, while FirstEnergy will fund and own the remaining 25 percent of the output, upon completion. Plans call for the facility to be operational in early 2016.

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Consolidated Report to the Financial Community - 4th Quarter 2012                    21

Impact of Hurricane Sandy
In late October 2012, FirstEnergy subsidiaries experienced unprecedented damage in their respective service territories, primarily as a result of Hurricane Sandy. Details of fourth quarter 2012 storm restoration costs by state are shown below:

Fourth Quarter 2012 Storm Restoration Costs (in millions)
	Total	Capital	Asset Removal	O&M	Asset Removal and O&M	Regulatory Accounting	Net Expense
New Jersey	$629	$354	$154	$121	$275	$268	$7
West Virginia	86	51	15	20	35	35	—
Pennsylvania	82	47	17	18	35	28	7
Ohio	35	16	6	13	19	19	—
Maryland	28	17	6	5	11	6	5
Total	$860	$485	$198	$177	$375	$356	$19

Regulatory Matters
Jersey Central Power & Light (JCP&L) Rate Filing
On November 30, 2012, JCP&L filed with the New Jersey Board of Public Utilities (BPU) to request a change in distribution base rates. If approved, the $31 million rate request would result in about a 1.1 percent increase in overall rates. On February 22, 2013, JCP&L updated its filing to request recovery of $603 million of distribution-related Hurricane Sandy costs, including recovery of deferred costs over a six-year period, resulting in increasing the total revenues requested to approximately $112 million.

JCP&L's filing is to comply with a BPU order issued in 2012 for the company to file a base rate case using a historic 2011 test year, detailing its spending on operations, maintenance and capital investment. The filing includes a proposed Accelerated Reliability Enhancement Program rate recovery mechanism for any necessary accelerated capital investment for potentially higher than standard service and reliability levels.

Rate Change for West Virginia Customers
On December 18, 2012, Monongahela Power Company (Mon Power) and The Potomac Edison Company (Potomac Edison) announced that the Public Service Commission of West Virginia (WVPSC) issued an order lowering electric bills for their West Virginia customers beginning January 1, 2013. The decrease lowered electric rates by $66 million, primarily reflecting lower coal and purchased power costs during the past year and including $5 million of synergy savings resulting from the merger of FirstEnergy and Allegheny Energy Inc. which closed in February 2011.

West Virginia Utilities File Generation Plan
On November 16, 2012, Mon Power and Potomac Edison filed a proposal with the WVPSC to transfer full ownership of the Harrison Power Station to Mon Power and full ownership of the Pleasants Power Station to Allegheny Energy Supply Company, LLC (AE Supply). This two-part transaction, if approved as filed, is expected to provide AE Supply with approximately $1.1 billion of cash which would be used to redeem FirstEnergy Solutions Corp. and AE Supply debt.

On January 29, 2013, Mon Power and Potomac Edison provided supplemental rate information to the WVPSC about the companies' proposed generation plan. If approved, the plan would result in an overall average

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Consolidated Report to the Financial Community - 4th Quarter 2012                    22

monthly residential customer bill of $99.94. Transaction-related expenses would be reflected in a temporary surcharge that would remain in place until the conclusion of Mon Power's and Potomac Edison's next base rate case. The companies plan to file a base rate case no later than six months from the date of the completion of the transaction.

On February 11, 2013, the WVPSC issued an order adopting the following procedural schedule:

•	Intervenor and Staff Direct Testimony due by April 26, 2013

•	Rebuttal Testimony from all parties due by May 17, 2013

•	Hearings have been set for May 29 - 31, 2013 in Charleston, WV

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer Rey Y. Jimenez

Vice President, Investor Relations	Director, Investor Relations Manager, Investor Relations

(330) 384-3859	(330) 384-5832 (330) 761-4239

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Consolidated Report to the Financial Community - 4th Quarter 2012                    23

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular, the impact of the regulatory process on the pending matters before FERC and in the various states in which we do business including, but not limited to, matters related to rates and pending rate cases, the uncertainties of various cost recovery and cost allocation issues resulting from ATSI's realignment into PJM, economic or weather conditions affecting future sales and margins, regulatory outcomes associated with Hurricane Sandy, changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and availability and their impact on retail margins, financial derivative reforms that could increase our liquidity needs and collateral costs, the continued ability of our regulated utilities to collect transition and other costs, operation and maintenance costs being higher than anticipated, other legislative and regulatory changes, and revised environmental requirements, including possible GHG emission, water discharge, water intake and coal combustion residual regulations, the potential impacts of CAIR, and any laws, rules or regulations that ultimately replace CAIR, and the effects of the EPA's MATS rules including our estimated costs of compliance, the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including NSR litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units), the uncertainties associated with the deactivation of certain older unscrubbed regulated and competitive fossil units, including the impact on vendor commitments, and the timing thereof as they relate to, among other things, the RMR arrangements and the reliability of the transmission grid, adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the NRC or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant), adverse legal decisions and outcomes related to ME's and PN's ability to recover certain transmission costs through their TSC riders, the impact of future changes to the operational status or availability of our generating units, the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, replacement power costs being higher than anticipated or inadequately hedged, the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates, changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates, the ability to accomplish or realize anticipated benefits from strategic and financial goals including, but not limited to, the ability to successfully complete the proposed West Virginia asset transfer and to improve our credit metrics, our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins, the ability to experience growth in the Regulated Distribution segment and to continue to successfully implement our direct retail sales strategy in the Competitive Energy Services segment, changing market conditions that could affect the measurement of liabilities and the value of assets held in our NDTs, pension trusts and other trust funds, and cause us and our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated, the impact of changes to material accounting policies, the ability to access the public securities and other capital and credit markets in accordance with our financing plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries, actions that may be taken by credit rating agencies that could negatively affect us and our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, LOCs and other financial guarantees, changes in national and regional economic conditions affecting us, our subsidiaries and our major industrial and commercial customers, and other counterparties including fuel suppliers, with which we do business, issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business, the risks and other factors discussed from time to time in our SEC filings, and other similar factors. Dividends declared from time to time on FE's common stock during any annual period may in the aggregate vary from the indicated amount due to circumstances considered by FE's Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 4th Quarter 2012                    24